UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of Byline Bancorp, Inc. (“Byline”) was held on June 5, 2018. Two proposals were presented to Byline’s stockholders at the annual meeting. The results of the stockholder vote on the proposals were as follows:

1.)The election of eight (8) director nominees to serve a one-year term until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	Name of Director Nominee	Number of Shares Voted “For”	Votes Withheld	Broker Non-Votes
1	L. Gene Beube	25,608,967	37,033	1,049,459
2	Phillip R. Cabrera	25,521,393	124,607	1,049,459
3	Antonio del Valle Perochena	25,493,366	152,634	1,049,459
4	Roberto R. Herencia	25,616,124	29,876	1,049,459
5	William G. Kistner	25,627,685	18,315	1,049,459
6	Alberto J. Paracchini	25,616,124	29,876	1,049,459
7	Steven M. Rull	25,609,117	36,883	1,049,459
8	Jaime Ruiz Sacristan	25,168,087	477,913	1,049,459

2.)	The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Number of Shares Voted “For”	Number of Shares Voted “Against”	Abstentions
26,655,840	26,355	12,064

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: June 6, 2018	By:	/s/ Alberto J. Paracchini
	Name:	Alberto J. Paracchini
	Title:	President and Chief Executive Officer

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